UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 27, 2017 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Douglas Glaspey’s Existing Employment Agreement in Connection with his Appointment as Interim Chief Executive Officer

On July 27, 2017, in connection with Douglas J. Glaspey’s appointment to serve as the Company’s Interim Chief Executive Officer, which appointment was disclosed by the Company on a Form 8-K filed on July 13, 2017, the Company and Mr. Douglas J. Glaspey executed an amendment (the “Amendment”) to the Employment Agreement between the same parties, dated July 1, 2013 (the “Employment Agreement”), to reflect the terms of Mr. Glaspey’s revised role.

The Amendment (i) amends references in the Employment Agreement to Mr. Glaspey’s title to add “Interim Chief Executive Officer” to his existing positions of President and Chief Operating Officer, (ii) deletes references in the Employment Agreement to his subordination to the Chief Executive Officer such that, pursuant to the Amendment, he is subject to the supervision, advice and direction of, and required to perform certain duties that may be assigned, delegated or determined by, the Board only, and (iii) replaces references in the Employment Agreement to his old salary with his new salary of $284, 180, as previously disclosed.

Except as modified by the Amendment, the Employment Agreement remains in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2017	U.S. Geothermal Inc.

	By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary